Exhibit 99.2

REPORT AGGREGATING CERTAIN MONTHLY INFORMATION TO CERTIFICATEHOLDERS

1.	The amount of such distribution allocable to principal:

Pool Series	Amount Allocable to Principal

2001-3 Group 1	$17,718,837.97
2001-3 Group 2	$3,234,618.00

2001-4	$18,445,725.31

2002-1	$2,859,553.95

2.	The amount of such distribution allocable to interest:

Pool Series	Amount Allocable to Interest

2001-3 Group 1	$212,276,824.93
2001-3 Group 2	$1,144,576.61

2001-4	$12,129,104.12

2002-1	$5,274,156.54

3.	The amount of such distribution allocable to any excess interest or excess cash distribution in connection with any overcollateralization feature:

Pool Series	Initial Collateralization	Increases		Balance at June 30, 2001

2001-3 Group 1	--	$3,247,784.86	(1)	$3,274,784.86	(1)
2001-3 Group 2	--	--		--

TOTAL	--	$3,247,784.86	(1)	$3,274,784.86	(1)

2001-4	--	$3,766,543.66		$3,766,543.66

TOTAL	--	$3,766,543.66		$3,766,543.66

2002-1	--	$3,204,606.78		$3,204,606.78

TOTAL	--	$3,204,606.78		$3,204,606.78

(1)	Total for Group 1 and Group 2

4.	Total amount of any insured payment included in the amount distributed:

Pool Series	Amount

2001-3	--
2001-4	--
2002-1	--

5.	The amount of any fee paid in respect of credit enhancement for the related collection period (represents amount held in Expense Account at Bankers Trust at June 30, 2002):

Pool Series	Amount

2001-3	--
2001-4	--
2002-1	--

6.	The amount of unreimbursed monthly advances and/or servicing advances:

Pool Series	Amount

2001-3	--
2001-4	--
2002-1	--

7.	The aggregate amount (a) otherwise allocable to the subordinated Certificateholders on such distribution date, and (b) withdrawn from reserve account, if any, that is included in the amounts distributed with respect to senior certificateholders:

Pool Series	Amount

2001-3	--
2001-4	--
2002-1	--

8.	The aggregate outstanding principal balance of the Mortgage Loans in the related pool or Mortgage Loan Group:

Pool Series	Amount

2001-3 Group 1	$138,307,322.71
2001-3 Group 2	$15,683,199.87

2001-4	$216,557,773.89

2002-1	$172,140,474.53

9.	The number and aggregate principal balance of Mortgage Loans in the related mortgage pool contractually delinquent (a) 30 to 59 days, (b) 60 to 89 days and (c) 90 days or more as of the end of the related collection period:

Pool Series	30-59 Days	60-89 Days	90+ Days

2001-3 Group 1
Principal Balance	$4,176,094.70	$994,381.05	$597,072.08
Number of Loans	64	11	12

2001-3 Group 2
Principal Balance	$1,299,460.61	$--	$--
Number of Loans	3	--	--

2001-4
Principal Balance	$4,740,709.89	$491,267.00	$84,864.60
Number of Loans	49	10	2

2002-1
Principal Balance	--	--	--
Number of Loans	--	--	--

10.	The aggregate principal balances of Mortgage Loans in foreclosure or other similar proceedings and the aggregate principal balances of Mortgage Loans, the mortgagor of which is known by the Servicer to be in bankruptcy as of the end of the period:

Pool Series	Loans in Foreclosure	Loans in Bankruptcy

2001-3 Group 1
Principal Balance	$5,420,233.23	$1,798,942.97
Number of Loans	80	26

2001-3 Group 2
Principal Balance	$774,259.10	$--
Number of Loans	2	--

2001-4
Principal Balance	$3,063,374.80	$847,993.74
Number of Loans	45	10

2002-1
Principal Balance	--	--
Number of Loans	--	--

11.	The certificate principal balance of each Class of Certificate:

Pool Series	Certificate Principal Balance

2001-3 Group 1	$141,707,004.97
2001-3 Group 2	$12,283,517.65

2001-4	$216,557,773.89

2002-1	$172,140,466.05